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                                                                 Exhibit 24(vii)





                               POWER OF ATTORNEY

        KNOW ALL MEN BY ThESE PRESENTS, that the undersigned Director of Hyster-Yale Materials Handling, Inc. hereby constitutes and appoints Bergen I. Bull, G. Michael Decker and Charles A. Bittenbender, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned as Director of Hyster-Yale Materials Handling, Inc., a Delaware corporation, an Annual Report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K for the fiscal year ended December 31, 1993, and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                                  /s/Alfred M. Rankin, Jr.
                                                  -------------------------
                                                     Alfred M. Rankin, Jr.



Date:  3/9/94